Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-103428 and No. 333-106302) pertaining to the 2002 Stock Incentive Plan of XO Communications, Inc., of our report dated February 28, 2003, with respect to the consolidated financial statements and schedule of XO Communications, Inc. for the year ended December 31, 2002.included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

Baltimore, MD

March 15, 2005